UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 22, 2008

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO	84-0467208
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2-17039
(Commission File Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 22, 2008, the board of directors of National Western Life Insurance Company (the “Company”) appointed Michael G. Kean as Vice President, Controller and Assistant Treasurer. Mr. Kean, a CPA, possesses nearly thirty years of experience in the insurance industry. Prior to joining the Company as its principal accounting officer, Mr. Kean was a Vice President for the U.S. based operations of Scottish Reinsurance based in Charlotte, North Carolina. From 1993 to 2004, Mr. Kean served as Assistant Comptroller and Global Finance Manager for the U.S. based operations of Royal & SunAlliance Insurance Group plc. Mr. Kean attained his MBA from Drake University and his undergraduate degree in accounting from the University of Northern Iowa. In addition to being a CPA, Mr. Kean is a Chartered Financial Analyst, Chartered Life Underwriter, Chartered Property Casualty Underwriter, and a Certified Internal Auditor.

In his role with the Company, Mr. Kean is eligible to participate in the Company’s 2008 Incentive Plan, an equity-based incentive plan. The Company’s Compensation and Stock Option Committee awarded Mr. Kean 500 options under the 2008 Incentive Plan effective September 22, 2008.

There were no arrangements or understandings between Mr. Kean and any other persons pursuant to which Mr. Kean was selected as an officer of the Company. Mr. Kean does not have a family relationship with any director or executive officer of the Company and there were no transactions since the beginning of the Company’s last fiscal year between the Company and Mr. Kean.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: September 23, 2008	By:	/S/ Brian M. Pribyl
Brian M. Pribyl
Senior Vice President
Chief Financial & Administrative Officer
and Treasurer